UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2004

INLAND REAL ESTATE CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

            On December 17, 2004, Inland Real Estate Corporation (the “Company”) issued a press release announcing that the Company had paid a cash dividend of $0.077 per share on the outstanding shares of its common stock to common stockholders of record at the close of business on November 30, 2004.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

On December 20, 2004, the Company issued a press release announcing that the Company has declared a cash dividend of $0.08 per share on the outstanding shares of its common stock, payable on January 17, 2005 to common stockholders of record at the close of business on December 31, 2004.  The Company currently pays an annual cash dividend of $0.94 per share, a portion of which is distributed monthly to common stockholders.  The per share amount of each monthly cash dividend is computed on the basis of a 365-day year using the actual number of days in the month immediately preceding the dividend payment.  However, the Company anticipates that, beginning with the monthly cash dividend to be paid on or about February 17, 2005 to common stockholders of record at the close of business on January 31, 2005, the per share amount of each monthly cash dividend will be computed by dividing the amount of the annual cash dividend per share (currently $0.94 per share) by twelve.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated in its entirety in this Item 8.01 disclosure by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A

(b)	Pro Forma Financial Information: N/A

(c)	Exhibits:

Exhibit No.	Description

99.1	Press release of Inland Real Estate Corporation, dated December 17, 2004
99.2	Press release of Inland Real Estate Corporation, dated December 20, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INLAND REAL ESTATE CORPORATION

By:	/s/ Mark E. Zalatoris
Name:	Mark E. Zalatoris
Title:	Executive Vice President, Chief Operating Officer and Treasurer

Date:  December 21, 2004

exhibit index

Exhibit No.                   Description

Press release of Inland Real Estate Corporation, dated December 17, 2004

Press release of Inland Real Estate Corporation, dated December 20, 2004